UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 16, 2017

ProPetro Holding Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-38035	26-3685382
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1706 S. Midkiff, Bldg. B Midland, TX		79701
(Address of principal executive offices)		(Zip Code)
(432) 688-0012
(Registrant’s telephone number, including area code)
(Not applicable)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR230.405) of Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
On August 16, 2017, the Board of Directors of ProPetro Holding Corp. (the "Company") promoted Ian Denholm to the position of Chief Accounting Officer. Mr. Denholm, 29, has served as the Company's Director of Finance since 2013, and served as Chief Financial Officer of Academy Drilling from 2011 until its acquisition by the Company. Mr. Denholm holds both Bachelor's and Master's degrees in Accounting from Texas Tech University.
In connection with his promotion, Mr. Denholm will receive an annual base salary of $192,000 and be eligible to receive an annual bonus and equity awards at a level commensurate with his position.
There are no arrangements or understandings between Mr. Denholm and any other persons pursuant to which he was selected as Chief Accounting Officer. There are no family relationships between Mr. Denholm and any director or executive officer of the Company, and Mr. Denholm has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 22, 2017

PROPETRO HOLDING CORP.

/s/ Mark Howell
Mark Howell General Counsel